Exhibit 1
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                           TERFIN INTERNATIONAL, LTD.

                                POWER OF ATTORNEY
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                  Know all men by these presents, the TERFIN INTERNATIONAL,
LTD., a British Virgin Islands International Business company does hereby constitute and appoint J. William Uhrig and H. Whitney Wagner of Three Cities Research, Inc. at 135 East 57th Street, New York, New York 10022, its Attorney-In-Fact, with full power, discretion and authority to take on behalf of TERFIN INTERNATIONAL, LTD. all actions which said Attorney-In-Fact shall in his sole discretion determine to be appropriate in connection with the purchase of Jr. Convertible Exchangeable Preferred Stock in Family Bargain Corporation including without limitation (i) the execution of all agreements, instruments, certificates or other documents required with the Preferred Stock agreements. In addition, TERFIN INTERNATIONAL, LTD. hereby gives and grants unto said Attorney-In-Fact full power discretion and authority to execute all documents, instruments and certificates upon such terms which said Attorney-In-Fact may determine to be appropriate, and to take all actions which said Attorney-In-Fact shall determine to be desirable in connection with the foregoing to the same extent that TERFIN INTERNATIONAL, LTD. might do or could do by its duly authorized officers if personally present, and TERFIN INTERNATIONAL, LTD. does hereby confirm, approve and ratify all that said Attorney-In-Fact or his delegates shall lawfully do or cause to be done by virtue hereof.
This Power of Attorney will expire March 31, 1997.

                  This instrument may not be changed orally and shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

Dated:   January 2, 1997

                                           TERFIN INTERNATIONAL, LTD.

                                           By: /s/ Kurt Sonderegger
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                                                Kurt Sonderegger


                                           By: /s/ Walter Knecht
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                                                Walter Knecht